Exhibit 107

Calculation of Filing Fee Tables
FORM S-8

Registration Statement Under the Securities Act of 1933
(Form Type)

Ekso Bionics Holdings, Inc.
(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Common stock, par value $0.001 per share:	457(c) and 457(h)	550,000 (2)	$1.67 (3)	$918,500 (3)	0.0000927	$85.14(3)
Total Offering Amounts					$918,500		$85.14
Total Fee Offsets							$0.00
Net Fee Due							$85.14

(1)	This Registration Statement covers shares of our common stock, $0.001 par value per share, of Ekso Bionics Holdings, Inc., or the Registrant, authorized for issuance pursuant to the Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Registrant, combination or exchange of shares, dividend in kind or other like change in capital structure.
(2)	This Registration Statement registers 550,000 shares of common stock for issuance pursuant to the Plan. In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high ($1.68) and low ($1.65) prices of the Registrant's common stock as reporting on the Nasdaq Capital Market, which was $1.67 on July 14, 2022.

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